UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Item 2.05	Costs Associated with Exit or Disposal Activities.

Item 8.01	Other Information.

On June 20, 2007, Viragen, Inc. and its wholly-owned subsidiary, ViraGenics, Inc., notified their collaborators in Scotland and the United Kingdom of their intent to cease all research and development activities relating to avian transgenics. On June 20:

•

we notified the Roslin Institute (Edinburgh) that we have ceased all activities relating to avian transgenics effective immediately, and will terminate our December 1, 2003 Development, License and Collaboration Agreement, and all extensions thereof, with the Roslin Institute upon mutually agreeable terms. Viragen and the Roslin Institute have been collaborating on the avian transgenics research and development project since November 2000; and

•

we notified Oxford Biomedica, plc that we were ceasing all activity relating to avian transgenics effective immediately, and terminating our June 30, 2004 License Agreement with Oxford Biomedica, and providing the required 90 days notice. The License Agreement granted us the right to use a proprietary lentiviral vector technology, which is owned by Oxford Biomedica, in connection with our avian transgenics project.

The decision to cease all research and development activities relating to avian transgenics follows Viragen’s publicly disclosed commitment to curtail operations that Viragen’s board of directors and management do not believe will result in commercially viable, revenue-generating products, in a reasonable term. In light of the cessation of activities relating to avian transgenics, Viragen intends to focus its resources on the marketing and regulatory activities related to Multiferon® (multi-subtype, human alpha interferon) and preclinical studies planned for two of Viragen’s anti-cancer product candidates: VG102, a monoclonal antibody that has the potential to target nearly all solid tumors; and VG106, an in-house developed cytokine that has been shown, in preliminary studies, to prevent proliferation of several difficult-to-treat cancers.

It is anticipated that cessation of Viragen’s avian transgenics project, including its agreements with Roslin Institute and Oxford Biomedica, will take place over the next few months. As of the date of this report, Viragen is unable in good faith to make an estimate of any of the costs described in paragraphs (b), (c) or (d) of Item 2.05 of Form 8-K. Viragen will file an amended report on Form 8-K to the extent it subsequently determines that such costs are required to be disclosed under Item 2.05.

This report contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

On June 21, 2007, we issued a press release relating to the foregoing. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated June 21, 2007 *

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: June 21, 2007	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated June 21, 2007